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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Banknorth Group, Inc.:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-22205, 33-22206, 33-80310, 333-17467, 333-46367, 333-49999,
333-70095, 333-72909, 333-36834, 333-61436, 333-72692, 333-97311, 333-102331,
333-103312 and 333-104693), on Form S-3 (No. 333-81980) and on Form S-4 (No.
333-61757) of Banknorth Group, Inc. of our report, dated February 23, 2004, with respect to the consolidated balance sheets of Banknorth Group, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Banknorth Group, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," and SFAS No. 147, "Acquisitions of Certain Financial Institutions" effective January 1, 2002.


                                                  /s/ KPMG LLP



Boston, Massachusetts
February 27, 2004